AGREEMENT AND PLAN OF MERGER

                             between

                     SOVEREIGN BANCORP, INC.

                               and

                       COLONIAL STATE BANK

                         March 23, 1995

                        TABLE OF CONTENTS

                                                             Page
                            ARTICLE I

PLAN OF MERGER, CLOSING AND EFFECTIVE DATE                      2
     Section 1.1    Plan of Merger                              2
     Section 1.2    Closing                                     2
     Section 1.3    Effective Date                              2

                           ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COLONIAL                      2
     Section 2.1  Organization and Standing                     2
     Section 2.2  Authority                                     2
     Section 2.3  No Violation                                  3
     Section 2.4  Subsidiaries                                  3
     Section 2.5  Capitalization                                4
     Section 2.6  Certificate of Incorporation, Bylaws
                  and Minute Books                              4
     Section 2.7  Financial Statements                          4
     Section 2.8  Absence of Changes                            6
     Section 2.9  Dividends, Distributions and Stock Purchases  6
     Section 2.10  Taxes                                        6
     Section 2.11  Title To and Condition of Assets             6
     Section 2.12  Loan Portfolio; Portfolio Management         7
     Section 2.13  Investment Securities                        8
     Section 2.14  Contracts and Required Consents              8
     Section 2.15  Litigation                                   9
     Section 2.16  Compliance with Laws; Governmental
                   Authorizations                               9
     Section 2.17  Regulatory Reports of Examination           10
     Section 2.18  Insurance                                   10
     Section 2.19  Fidelity Bonds                              10
     Section 2.20  Labor Relations                             11
     Section 2.21  Employee Benefit Plans                      11
     Section 2.22  Related Party Transactions                  12
     Section 2.23  No Finder                                   12
     Section 2.24  Significant Customers                       12
     Section 2.25  Environmental Matters                       12
     Section 2.26  Allowance for Loan Losses                   13
     Section 2.27  Deleted                                     13
     Section 2.28  Complete and Accurate Disclosure            13

                           ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SOVEREIGN                    14
     Section 3.1  Organization and Standing                    14
     Section 3.2  Authority                                    14
     Section 3.3  No Violation                                 14
     Section 3.4  Financial Statements                         15
     Section 3.5  Absence of Changes                           15
     Section 3.6  Liquidity                                    15
     Section 3.7  No Finder                                    15

                           ARTICLE IV

COVENANTS OF COLONIAL                                          16
     Section 4.01  Conduct of Business                         16
     Section 4.02  Best Efforts                                19
     Section 4.03  Access and Confidentiality                  19
     Section 4.04  Subsequent Financial Statements and
                   Regulatory Reports                          20
     Section 4.05  Update of Schedule I and Notice             20
     Section 4.06  Consents                                    20
     Section 4.07  Deleted                                     20
     Section 4.08  Regulatory Applications                     20
     Section 4.09  Shareholder Approval                        21
     Section 4.10  Fairness of Opinion                         21
     Section 4.11  Reserves and Accruals                       21
     Section 4.12  Financial Statement Review                  21
     Section 4.13  No Other Bids                               21
     Section 4.14   Park Avenue Real Estate                    22
     Section 4.15  Miscellaneous                               23
     Section 4.16  Colonial D&O Insurance                      23

                            ARTICLE V

COVENANTS OF SOVEREIGN                                         24
     Section 5.01  Best Efforts                                24
     Section 5.02  Interim Banks                               24
     Section 5.03  Regulatory Notices and Applications         24
     Section 5.04  Management Following the Merger             24
     Section 5.05  Employees and Employee Benefits             25

                           ARTICLE VI

CONDITIONS PRECEDENT                                           26
     Section 6.01  Conditions to Colonial's Obligations
                   under this Agreement                        26
     Section 6.02  Conditions to Sovereign's Obligations
                   under this Agreement                        27

                           ARTICLE VII

TERMINATION                                                    29
     Section 7.01  Termination                                 29
     Section 7.02  Effect of Termination                       31

                          ARTICLE VIII

MISCELLANEOUS                                                  32
     Section 8.01  Expenses                                    32
     Section 8.02  Non-Survival of Representations and
                   Warranties                                  32
     Section 8.03  Amendment, Extension and Waiver             32
     Section 8.04  Public Announcements                        33
     Section 8.05  Entire Agreement                            33
     Section 8.06  No Assignment                               33
     Section 8.07  Notices                                     33
     Section 8.08  Captions                                    34
     Section 8.09  Counterparts                                34
     Section 8.10  Severability                                35
     Section 8.11  Governing Law                               35

Exhibits                                                       35

Exhibit A - Plan of Merger                                    A-1
Exhibit B - Form of Opinion of Sovereign's Counsel            B-1
Exhibit C - Form of Tax Opinion                               C-1
Exhibit D - Form of Opinion of Colonial's Counsel             D-1
Exhibit E - Form of Affiliate Letter Agreement                E-1

Schedule I                                                    S-1

                  AGREEMENT AND PLAN OF MERGER


          MADE this 23rd day of March 1995, by and between SOVEREIGN BANCORP, INC., a Pennsylvania business corporation having its administrative headquarters at 1130 Berkshire Boulevard, P.O. Box 37, Reading, Pennsylvania 19603 ("Sovereign") and COLONIAL STATE BANK, a New Jersey commercial bank having its administrative headquarters at 521 Park Avenue, Freehold, New Jersey 07728 ("Colonial").

                           Background:

          Sovereign is a savings and loan holding company. Colonial is a New Jersey commercial bank. Sovereign wishes to acquire all of the outstanding $5.00 par value common stock of Colonial (the "Colonial Common Stock") and Colonial wishes to affiliate itself with and to become a subsidiary of Sovereign. Subject to the terms and conditions of this Agreement, the acquisition by Sovereign of all of the outstanding Colonial Common Stock will be accomplished by means of a reverse triangular merger under which: (i) Sovereign will organize as a wholly-owned subsidiary Sovereign Interim Bank, a non-operating phantom federal savings bank ("Interim Bank"), (ii) Interim Bank will be merged with and into Colonial (the "Merger"),
(iii) Colonial will survive the Merger as a wholly-owned subsidiary of Sovereign, (iv) each outstanding share of Colonial Common Stock will in consideration of the Merger be converted into the right to receive $11.60 in cash from Sovereign, (v) Sovereign will organize as a wholly-owned subsidiary Sovereign Interim Bank II, a non-operating phantom Pennsylvania-chartered savings bank ("Second Interim Bank"), (vi) Second Interim Bank will convert from a Pennsylvania-chartered savings bank to a federal savings bank (the "Charter Conversion"),
(vii) immediately following the Merger, Colonial will be merged with and into Second Interim Bank (the "Second Merger"), and
(viii) Second Interim Bank will change its name to a name which includes the term "Sovereign" and will survive the merger as a federal savings bank and wholly-owned subsidiary of Sovereign.

          Prior to or contemporaneously with the execution and delivery of this Agreement and as a condition and inducement to Sovereign's execution of this Agreement: (i) all of the directors and certain of the officers and shareholders of Colonial executed in favor of Sovereign a Letter Agreement dated the date of this Agreement in the form attached hereto as Exhibit E pursuant to which each such person has agreed, among other things, to vote for and otherwise support the consummation of the transactions contemplated in this Agreement, and (ii) Colonial granted to Sovereign an option to acquire up to 19.9% of Colonial's common stock pursuant to the terms of a Stock Option Agreement between Sovereign and Colonial dated the date of this Agreement (the "Sovereign Option Agreement").

                           WITNESSETH:

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, the parties agree as follows:

                            ARTICLE I

           PLAN OF MERGER, CLOSING AND EFFECTIVE DATE

          Section 1.1 Plan of Merger. Subject to the terms and conditions of this Agreement, Interim Bank shall merge with and into Colonial in accordance with the Plan of Merger attached hereto as Exhibit A and Colonial shall survive such merger (the "Merger").

          Section 1.2 Closing. Provided that all conditions precedent set forth in Article VI above shall have been satisfied or waived, the parties shall hold a closing (the "Closing") following the receipt of all required regulatory approvals and the expiration of all applicable waiting periods on a date and at a place to be agreed upon by the parties, at which time the parties shall execute and deliver all such documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

          Section 1.3 Effective Date. The Merger shall be effective on the date on which all filings with government agencies as may be required under all applicable laws and regulations for the Merger to become effective are made and accepted by such agencies or, if later, on the date specified in such filings (the "Effective Date").

                           ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COLONIAL

          Colonial represents and warrants to Sovereign, as of the date of this Agreement and as of the date of the Closing, as follows:

          Section 2.1 Organization and Standing. Colonial is a New Jersey commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. Colonial is an insured bank under the provisions of the Federal Deposit Insurance Act and is not a member of the Federal Reserve System. Colonial has full power and lawful authority to own and hold its properties and to carry on its present business.

          Section 2.2 Authority. Colonial has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of shareholder and required regulatory approvals (and compliance with any conditions contained therein), to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized and unanimously approved by the Board of Directors of Colonial and, subject to the approval of this Agreement by its shareholders, no other corporate action on its part is necessary to authorize this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly executed and delivered by and, assuming due authorization, execution and delivery by Sovereign, constitutes a valid and binding obligation of Colonial, enforceable against Colonial in accordance with its terms, subject to applicable bankruptcy, insolvency, conservatorship, receivership and similar laws affecting creditors' rights generally and subject to the application of equitable principles.

          Section 2.3 No Violation. Subject to the receipt of shareholder and required regulatory approvals (and compliance with any conditions contained therein), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not: (i) violate or conflict with any provision of the Certificate of Incorporation or bylaws of Colonial; (ii) violate any statute, rule, regulation, ordinance, judgment, order or decree applicable to Colonial or by which Colonial or any of its properties is bound; or (iii) violate, conflict with, or constitute a default (or be an event which, with or without due notice or lapse of time, or both, would constitute such a default) under, or cause or permit the acceleration or termination of, any contract, note, bond, mortgage, indenture, license, lease or other instrument, agreement or commitment to which Colonial is a party or by which Colonial or any of its properties are bound, except in the case of clause (iii) for such violations, defaults, conflicts, accelerations, and terminations as would not, individually or in the aggregate, materially adversely affect the assets, liabilities, business, financial condition or results of operations of Colonial, or its ability to perform its obligations under this Agreement.

          Section 2.4  Subsidiaries.  Colonial owns no
subsidiaries, either directly or indirectly, other than CSB Building Corporation (the "Colonial Subsidiary"), which was organized on February 21, 1995 for purposes of acquiring title to the real estate located at 521 Park Avenue, Freehold, New Jersey pursuant to the transaction described in Section 4.14 below. The Colonial Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to carry on its business and operations as now being conducted (and as proposed to be conducted in connection with the transaction referred to in
Section 4.14 below) and to operate the properties and assets now owned (or to be acquired pursuant to the transaction referred to in Section 4.14 below) by it. Colonial owns all of the outstanding shares of capital stock of the Colonial Subsidiary, free and clear of all liens, security interests, restrictions, options, claims, charges, pledges and/or encumbrances of any kind whatsoever. There are no outstanding agreements, subscriptions, obligations, options or rights of any kind relating to the issuance of or entitling others to acquire shares of capital stock of the Colonial Subsidiary and there are no outstanding securities or other instruments of any kind convertible into shares of capital stock of the Colonial Subsidiary.

          Section 2.5  Capitalization.

               (a) General. The authorized capital of Colonial consists exclusively of 2,550,000 shares of common stock of $5.00 par value per share (the "Colonial Common Stock"), of which 538,911 shares are validly issued and outstanding and are fully paid and non-assessable, none of which are held as treasury shares. There are no outstanding agreements, subscriptions, obligations, options or rights of any kind relating to the issuance of or entitling others to acquire shares of Colonial Common Stock and there are no outstanding securities or other instruments of any kind convertible into shares of Colonial Common Stock.

               (b)  Number of Shareholders and Ownership by
Management.  As of December 31, 1994, Colonial had
276 shareholders of record. The Colonial Common Stock is not required to be registered with the Securities and Exchange Commission (the "SEC") under the provisions of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Colonial is not required to file periodic reports with the SEC pursuant to Section 15(d) of the Exchange Act. Except as disclosed in Schedule I, to the knowledge of Colonial, no person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) is the beneficial owner of 5% or more of the outstanding shares of Colonial Common Stock. Schedule I sets forth the name and number of shares of Colonial Common Stock beneficially owned by each such person and each such group as of the date of this Agreement. Schedule I also sets forth the name of each director and officer of Colonial and the number of shares of Colonial Common Stock owned beneficially by him as of the date of this Agreement.

          Section 2.6 Certificate of Incorporation, Bylaws and Minute Books. The copies of the Certificate of Incorporation, as amended, and of the bylaws, as amended, of Colonial which have been delivered to Sovereign are true, complete and accurate in all respects. The minute books of Colonial which have been or will be made available to Sovereign for inspection are true, complete and accurate in all respects.

          Section 2.7  Financial Statements.

               (a) Colonial Regulatory Reports. For purposes of this Agreement, the term "Colonial Regulatory Reports" shall mean the call reports, consolidated reports of condition and income, and accompanying schedules filed, or to be filed, by Colonial with the Federal Deposit Insurance Corporation (the "FDIC") and/or with the NJDOB for each calendar quarter, beginning with the quarter ended March 31, 1992 through the date of the Closing. Colonial has previously delivered (and in the case of subsequently prepared reports, will deliver) to Sovereign the Colonial Regulatory Reports. The Colonial Regulatory Reports have been (and in the case of subsequently prepared reports, will be) prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by such statements and fairly present (and in the case of subsequently prepared reports, will fairly present) the financial condition, results of operations and changes in shareholder's equity of Colonial at their respective dates and for the respective periods then ended in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b) Financial Statements. For purposes of this Agreement, the term "Colonial Financial Statements" shall mean the financial statements of Colonial at and for the years ended December 31, 1992, 1993 and 1994 as certified by KPMG Peat Marwick. Colonial has previously delivered to Sovereign the Colonial Financial Statements. The Colonial Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved and fairly present the financial condition, results of operations, cash flows and changes in shareholders' equity of Colonial at their respective dates and for the respective periods then ended in accordance with generally accepted accounting principles consistently applied.

               (c) Absence of Undisclosed Liabilities. As of the date of each balance sheet included in the Colonial Regulatory Reports or in the Colonial Financial Statements, Colonial did not have (and in the case of subsequently prepared Colonial Regulatory Reports, will not have) any liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material, except as reflected, noted or adequately reserved against therein. Except with respect to the real estate transaction referred to in Section 4.14 below, since December 31, 1994, Colonial has not incurred and will not incur any such liability, other than liabilities of the same nature as those set forth in the balance sheet included in the Colonial Financial Statement, at and for the year ended December 31, 1994, all of which have been reasonably incurred in the ordinary course of business consistent with past practice.

               (d)  SFAS 114 and 118.  Colonial has adopted
Statements of Financial Accounting Standard Nos. 114 and 118, effective January 1, 1995, and the adoption of such Statements will not have a material adverse impact upon the financial condition or results of operations of Colonial.

          Section 2.8 Absence of Changes. Since December 31, 1994, Colonial has conducted its business in the regular and ordinary course (except with respect to the real estate transaction referred to in Section 4.14 below) and has not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the ordinary course of business consistent with past practice which have not been, either in any case or in the aggregate, materially adverse, except that the operation of its business was affected by the terms and conditions of, and the restrictions imposed by, the Memorandum of Understanding referred to in
Section 2.16 below during the period March 2, 1993 through November 21, 1994.

          Section 2.9 Dividends, Distributions and Stock Purchases. Since December 31, 1994, Colonial has not:
(i) declared, set aside, made or paid any dividend or other distribution in respect of Colonial Common Stock, or
(ii) purchased, issued or sold any shares of Colonial Common
Stock.

          Section 2.10 Taxes. Colonial has duly filed, and will duly file, all federal, state, county, municipal and foreign tax returns, reports, information returns and declarations which are required to be filed by it (which returns, reports and declarations are (and, in the case of subsequently filed returns, will be complete, accurate and correct in all material respects and free of any material omission, deficiency, error, misstatement or misrepresentation) and has duly paid (and, in the case of returns, reports and declarations to be filed by it after the date of this Agreement, will duly pay) all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to assessments. Colonial has not received any notice of deficiency or assessment of additional taxes and no tax audits are in process. Colonial has not granted any waiver of any statute of limitation with respect to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. The accruals and reserves for taxes reflected in the balance sheet included in the Colonial Financial Statements and in the Colonial Regulatory Reports at and for the 12 months ended December 31, 1994 are adequate to cover all taxes (including interest and penalties, if any, thereon) payable or accrued as a result of its operations for all periods prior thereto.

          Section 2.11 Title To and Condition of Assets. Colonial is the legal, equitable, beneficial and record owner of and has good and marketable title to all real and personal properties and assets, both tangible and intangible, reflected (and in the case of subsequently prepared financial statements, to be reflected) in the balance sheets set forth in the Colonial Financial Statements and in the Colonial Regulatory Reports, or acquired subsequent to December 31, 1994 (other than property and assets disposed of for fair value in the ordinary course of business), free and clear of all liens, security interests, restrictions, options, claims, charges, pledges and/or encumbrances of any kind whatsoever other than: (i) as reflected in such balance sheets; (ii) liens of current taxes not yet due; and (iii) such imperfections of title, encumbrances and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the properties and assets subject thereto. Without limitation of the foregoing, Colonial has (or the Colonial Subsidiary organized in connection with the transaction referred to in Section 4.14 below, will have) good and marketable title to the real property located at 521 Park Avenue, Freehold, New Jersey, which property is insurable at ordinary rates by any nationally recognized title company (including Fidelity Land Title Insurance Company and Chicago Title Insurance Company, which are represented by Alliance Title Agency), free and clear of all liens, restrictions, options, claims, charges, pledges and encumbrances, other than as described in clauses (i) through (iii) of the preceding sentence or as described in Schedule I. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the balance sheets included in the Colonial Financial Statements and in the Colonial Regulatory Reports or acquired subsequent to December 31, 1994, are in good operating condition and repair, are fit for the purposes for which they are used, and conform in all material respects with all applicable laws, ordinances and regulations, including without limitation, all building, zoning and other similar laws. Colonial owns, has a valid leasehold interest in or otherwise has the right to use all real and personal properties and assets necessary to the conduct of its business as now conducted.

          Section 2.12  Loan Portfolio; Portfolio Management.
All evidences of indebtedness reflected as assets in the balance sheets included in the Colonial Financial Statements and/or the Colonial Regulatory Reports are and in the case of any such assets reflected in subsequently prepared Colonial Regulatory Reports, will be, (except with respect to those assets which have been or will be disposed of for fair value in the ordinary course of business) binding obligations of the respective obligors named therein, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no amount thereof is subject to any defenses which have been threatened or asserted against Colonial. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the latest title report included with the loan documents theretofore made available to Sovereign. Colonial warrants that all loans originated by it were at the time entered into and have been at all times since in compliance in all material respects with all applicable laws and regulations. All loans purchased by Colonial: (i) were, at the time entered into in compliance in all material respects with all applicable laws and regulations, and (ii) at all times since such loans were purchased have been in compliance in all material respects with all applicable laws and regulations. Colonial administers its loan and investment portfolios in all material respects in accordance with all applicable laws and regulations. The records of Colonial regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the FDIC. Schedule I discloses all loans which, as of December 31, 1994, have been classified by Colonial or by any regulatory examiner as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss."

          Section 2.13 Investment Securities. All securities reflected as assets in the balance sheets included in the Colonial Financial Statements and/or the Colonial Regulatory Reports are (and in the case of securities reflected in subsequently prepared financial statements and reports, will be) owned legally, beneficially, equitably and of record by Colonial free and clear of all mortgages, liens, security interests, pledges, encumbrances and other restrictions, whether contractual or statutory, which would impair the ability of Colonial freely to dispose of any such security at any time. With respect to all repurchase agreements to which Colonial is, or will be, a party, Colonial has, or will have, a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds, or will equal or exceed, the amount of the debt secured by such collateral under such repurchase agreement.

          Section 2.14  Contracts and Required Consents.

               (a)  Contracts.  Colonial has identified on
Schedule I: (i) all written or oral contracts (other than contracts with customers reasonably entered into by Colonial in the ordinary course of business consistent with past practice) which involve the payment or the receipt of consideration in excess of $10,000 per year, including, without limitation, all employment contracts, agreements, leases, licenses, and other commitments to which Colonial is a party or by which Colonial or any of its properties are bound, and (ii) all employment, consulting, retirement, severance, bonus, deferred compensation or similar agreements, whether written or oral, entered into by Colonial with any past or present officer, director, employee or shareholder of Colonial. Except as disclosed in Schedule I, all such contracts, agreements, leases, licenses and other commitments are valid and in full force and effect and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect.

               (b) Consents. Schedule I identifies all such contracts, agreements, leases, licenses and other commitments which require the consent, approval or waiver of any third party to avoid a violation, the occurrence of an event of default or the exercise of a right of termination by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

          Section 2.15 Litigation. There is no litigation, investigation or proceeding pending, or to the knowledge of Colonial, threatened involving Colonial or its properties which, if determined adversely to Colonial, would materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Colonial or which challenge the validity or propriety of the transactions contemplated under this Agreement. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Colonial which materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Colonial, its right to conduct its business as presently conducted or its ability to perform its obligations under this Agreement. Colonial is not aware of any fact or condition presently existing which might give rise to any litigation, investigation or proceeding which, if determined adversely to Colonial, would materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Colonial.

          Section 2.16  Compliance with Laws; Governmental
Authorizations.

               (a)  General Compliance.  Colonial is in
compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses and other governmental authorizations or approvals applicable to it or to any of its properties. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the lawful conduct of Colonial's business have been duly obtained and are in full force and effect and there are no proceedings pending or, to the knowledge of Colonial, threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any of them.

               (b)  Regulatory Compliance.  Except:  (i) as
directly related to the Memorandum of Understanding referred to in the next sentence, (ii) for matters relating to the failure by Colonial to comply in certain respects with the requirements of the Community Reinvestment Act and with certain regulations relating to consumer compliance (the complete facts and circumstances of such non-compliance having in each case been fully disclosed by Colonial to Sovereign), and (iii) for matters relating to the fact that Colonial's investment in bank premises exceeded applicable regulatory limits, Colonial has not received any notification or communication from any regulatory authority:
(A) asserting that Colonial is not in substantial compliance with any of the statutes, regulations or ordinances which such regulatory authority enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization which is material to Colonial; (C) requiring or threatening to require Colonial, or indicating that Colonial may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Colonial, including without limitation, any restriction on the payment of dividends; or (D) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Colonial, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"). Colonial has never consented to or entered into any Regulatory Agreement, except for a Memorandum of Understanding dated
March 2, 1993 (the "MOU") entered into by Colonial with the FDIC and the New Jersey Department of Banking (the "NJDOB"). Colonial has delivered to Sovereign a true, complete and accurate copy of the MOU, including all amendments thereto. The MOU was terminated on November 21, 1994 and Colonial has not since that time received any notification or communication from any regulatory authority of the kind contemplated under clauses (A) through (D) of the first sentence of this Section.

          Section 2.17 Regulatory Reports of Examination. Colonial will make available to Sovereign for inspection true, complete and accurate copies of: (i) all reports of examination prepared by the FDIC and/or by the NJDOB from the date of its organization through the date of the Closing, (ii) all correspondence relating to the foregoing reports of examination and to the MOU, and (iii) all agreements, memoranda of understanding and other arrangements and understandings between Colonial and the FDIC and/or the NJDOB entered into as a result of matters raised in such reports of examination and correspondence.

          Section 2.18 Insurance. All policies of insurance, including all policies of title insurance and fidelity bonds, held by or on behalf of Colonial are listed on Schedule I. All such policies of insurance are in full force and effect and no notices of cancellation have been received in connection therewith.

          Section 2.19  Fidelity Bonds.  Colonial has
continuously since the date of its organization maintained in full force and effect a fidelity bond insuring it against acts of dishonesty by each of its employees in such amounts as are disclosed on Schedule I. No claim has been made under any such bond and Colonial is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. Colonial has no reason to believe that its present fidelity bond will not be renewed by its carrier on substantially the same terms as those now in effect.

          Section 2.20 Labor Relations. Colonial is not a party to or bound by any collective bargaining agreement. Colonial enjoys good working relationships with its employees and there are no labor disputes pending or to the knowledge of Colonial, threatened which might materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Colonial.

          Section 2.21  Employee Benefit Plans.

               (a)  Plans and Plan Documents.  All employee
benefit plans, contracts or arrangements to which Colonial is a party or by which it is bound which Colonial maintains for the benefit of employees or former employees (including retired employees), including, without limitation, all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff and vacation plans, contracts or arrangements are identified in Schedule I. Colonial has delivered to Sovereign true, complete and accurate copies of all plans identified on Schedule I. Colonial has no pension plan or other employee benefit plan which constitutes a "qualified plan" under IRC Section 401(a) of the Internal Revenue Code of 1986, as amended (the "IRC").

               (b) Compliance. All "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), comply in all material respects with ERISA. As of December 31, 1994 Colonial had no material liability under any such plan which is not reflected, reserved against or accrued in the unaudited financial statements of Colonial at and for the year ended December 31, 1994 previously delivered to Sovereign (or disclosed in the notes thereto), including any liability under SFAS No. 106. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA
Section 408) has occurred with respect to any employee benefit plan maintained by Colonial which would result in the imposition, directly or indirectly, of a material excise tax under IRC
Section 4975. Colonial provides continuation coverage under group health plans for separating employees in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. There have been no breaches of fiduciary duty by any fiduciary under and with respect to any employee benefit plan to which Colonial is a party or by which it is bound and no claim is pending or threatened with respect to any such plan, other than claims for benefits made in the ordinary course.

          Section 2.22 Related Party Transactions. Except as disclosed in Schedule I: (i) no present or former officer or director of Colonial, (ii) no spouse of any present or former officer or director of Colonial, (iii) no shareholder owning five percent or more of the outstanding Colonial Common Stock, (iv) no child, parent, or sibling of any of the foregoing Persons, and
(v) no Person with respect to which any of the foregoing Persons is an officer, director, partner, trustee or direct or indirect beneficial owner of 10 percent or more of its equity interest, is a party to (or has an interest in any property which is the subject of) any contract, business arrangement or relationship of any kind whatsoever with Colonial. For purposes of this
Agreement: (a) the term "Person" shall mean any individual, corporation, partnership, association, joint venture, limited liability company, trust or other organization or entity, and
(b) the term "Colonial Affiliate" shall mean the Persons identified in clauses (i) through (v) of the preceding sentence. All extensions of credit to Colonial Affiliates conform with all applicable laws and regulations and no such extension of credit is in default or has been in default, restructured, modified or extended during the three year period preceding the date of this Agreement, except for: (i) a loan to Directors Limited identified in Schedule I, and (ii) a loan to Robert J. Belon in the principal amount of approximately $106,000, the details of which have been fully disclosed to Sovereign.

          Section 2.23 No Finder. Except with respect to its engagement of Ryan, Beck & Co., Colonial has not paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement. A true, complete and accurate copy of the engagement letter entered into by Colonial with Ryan, Beck & Co. (including all amendments thereto) has been delivered to Sovereign.

          Section 2.24 Significant Customers. All significant customers of Colonial are identified in Schedule I. For purposes of this Agreement, a "significant customer" shall mean any customer which as of February 28, 1995 had in the aggregate:
(i) outstanding loans in the amount of $250,000 or more, or
(ii) deposits in the amount of $200,000 or more. There has been no material change in the identity of the significant customers of Colonial or in the composition of these loans and/or, to the best of Colonial's knowledge, deposits since February 28, 1995.

          Section 2.25 Environmental Matters. For purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to: (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component. To the knowledge of Colonial, neither Colonial nor any property owned or operated by Colonial (including other real estate owned) or any property which serves as collateral for any loan held by Colonial has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the assets, business, financial condition or results of operation of Colonial. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or, to the knowledge of Colonial, threatened relating to the liability of any property owned or operated by Colonial (including other real estate owned) or any property which serves as collateral for any loan held by Colonial under any Environmental Law.

          Section 2.26 Allowance for Loan Losses. The allowance for loan losses reflected in the Colonial Regulatory Reports and shown on the balance sheets included in the Colonial Financial Statements are (and in the case of allowances reflected in subsequently prepared reports and financial statements, will be) adequate, in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria. No regulatory authority has requested Colonial to increase the allowance for loan losses since January 1, 1995.

          Section 2.27   Deleted.

          Section 2.28  Complete and Accurate Disclosure.
Neither this Agreement nor any financial statement, schedule (including, without limitation, Schedule I), certificate, or other statement or document delivered (or to be delivered) by Colonial to Sovereign in connection herewith contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein or therein (considered as a whole) not misleading. As of the date of this Agreement, there are no material facts known to Colonial which materially adversely affect, or which may in the future materially adversely affect, the assets, liabilities, business, financial condition, results of operations or future prospects of Colonial which have not been previously disclosed by Colonial to Sovereign in writing.

                           ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF SOVEREIGN

          Sovereign represents and warrants to Colonial, as of the date of this Agreement and as of the date of the Closing, as follows:

          Section 3.1 Organization and Standing. Sovereign is a Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sovereign is duly registered as a savings and loan holding company under the Home Owners Loan Act of 1933, as amended. Sovereign has full power and lawful authority to own and hold its properties and to carry on its present business.

          Section 3.2 Authority. Sovereign has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of all required regulatory approvals (and compliance with any conditions contained therein), to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized and approved by the Board of Directors of Sovereign and no other corporate action on its part is necessary to authorize this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly executed and delivered by and, assuming due authorization, execution and delivery by Colonial, constitutes a valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms, subject to applicable bankruptcy, insolvency, conservatorship, receivership and similar laws affecting creditors' rights generally and subject to the application of equitable principles.

          Section 3.3 No Violation. Subject to the receipt of all required regulatory approvals (and compliance with any conditions contained therein), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not: (i) violate or conflict with any provision of the Articles of Incorporation or bylaws of Sovereign, (ii) violate, conflict with, or constitute a default, however defined (or be an event which, with or without due notice or lapse of time, or both, would constitute such a default) under, or cause or permit the acceleration of any contract, note, bond, mortgage, indenture, license, lease or other instrument, agreement or commitment to which Sovereign is a party or by which Sovereign or any of its properties are bound, or (iii) violate any statute, rule, regulation, ordinance, judgment, order or decree applicable to Sovereign or by which Sovereign or any of its properties is bound; except, however, in the case of clauses (ii) and (iii) for such violations, defaults, conflicts, accelerations, and terminations as would not, individually or in the aggregate, materially adversely affect the financial condition of Sovereign or its ability to perform its obligations under this Agreement.

          Section 3.4  Financial Statements.

               (a) Financial Statements. For purposes of this Agreement, the term "Sovereign Financial Statements" shall mean:
(i) the financial statements of Sovereign at and for the year ended December 31, 1994 as certified by Ernst & Young, and
(ii) the unaudited financial statements of Sovereign for each calendar quarter following the date of this Agreement included in the Quarterly Reports on Form 10-Q to be filed by Sovereign with the SEC. Sovereign has previously delivered, or will deliver, to Colonial the Sovereign Financial Statements. The Sovereign Financial Statements have been (and in the case of subsequently prepared financial statements, will be) prepared in accordance with generally accepted accounting principles consistently applied during the periods involved and fairly present (and in the case of subsequently prepared financial statements will fairly present) the financial condition, results of operations, cash flows and changes in shareholder's equity of Sovereign at their respective dates and for the respective periods then ended in accordance with generally accepted accounting principles consistently applied.

               (b) Absence of Undisclosed Liabilities. As of the date of each balance sheet included in the Sovereign Financial Statements, Sovereign did not have (and in the case of subsequently prepared financial statements, will not have) any liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material, except as reflected, noted or adequately reserved against therein.

          Section 3.5 Absence of Changes. Since December 31, 1994, Sovereign has conducted its business in the regular and ordinary course and has not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the ordinary course of business consistent with past practice which have not been, either in any case or in the aggregate, materially adverse.

          Section 3.6 Liquidity. Sovereign will on the date of the Closing have adequate liquidity to perform its obligations under Sections 7.2 and 7.3 of the Plan of Merger attached hereto as Exhibit A.

          Section 3.7 No Finder. Sovereign has not paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

                           ARTICLE IV

                      COVENANTS OF COLONIAL

          From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement in accordance with the terms of Section 7.01 below, Colonial agrees to do the following:

          Section 4.01  Conduct of Business.

               (a)  Ordinary Course.  From the date of this
Agreement to the date of the Closing, Colonial will conduct its business and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required by this Agreement or with the written consent of Sovereign. Colonial will use its reasonable best efforts to: (i) preserve its business organization intact, (ii) maintain good relationships with its employees, and (iii) preserve the goodwill of its customers and others with whom business relationships exist.

               (b)  Certain Negative Covenants.  Without
limitation of the covenants set forth in Section 4.01(a) above, from the date hereof to the date of the Closing, except as otherwise consented to or approved by Sovereign in writing or as permitted or required by this Agreement, Colonial will not:

                    (i)  change any provision of its Articles of
     Incorporation or bylaws;

                    (ii)  change the number of authorized or
     issued shares of its capital stock or issue or grant any option, warrant, call commitment, subscription, right or agreement of any kind relating to its authorized or issued capital stock or any securities convertible into shares of such stock, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

                    (iii)  grant any severance or termination pay
     to, or enter into or amend any employment agreement with, any employee, officer or director of Colonial, or increase the rate of compensation of any officer, director or employee of Colonial;

                    (iv)  merge or consolidate Colonial with any
     other entity; sell or lease all or any substantial portion of the assets or business of Colonial; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of a loan or credit arrangement; enter into a purchase and assumption transaction with respect to its deposits and liabilities; revoke or surrender any certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                    (v)  sell or otherwise dispose of any asset,
     other than in the ordinary course of business consistent with past practice; subject any asset of Colonial to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of its banking business consistent with past practice; modify in any material respect the manner in which Colonial has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of its banking business consistent with past practice;

                    (vi)  take any action which would result in
     any of the representations and warranties of Colonial set forth in this Agreement becoming untrue after the date hereof or any of the conditions set forth in Article V hereof not being satisfied;

                    (vii)  change any method, practice or
     principle of accounting; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve, except at the request of Sovereign pursuant to Section 4.14 below and except as may be required by any change in generally accepted accounting principles;

                    (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Colonial is a party, other than in the ordinary course of business consistent with past practice;

                    (ix)  establish any new pension, retirement,
     profit sharing, bonus, welfare benefit or similar plan or arrangement or amend any such existing plan or arrangement, except for such amendments as may be required by law;

                    (x)  make any new loan or other credit
     facility commitment (including, without limitation, lines of credit and letters of credit) to: (A) any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or (B) any Colonial Affiliate;

                    (xi)  compromise, extend or restructure any
     loan with an unpaid principal balance exceeding $250,000, provided, however, that Sovereign agrees that it may withhold its consent to any such compromise, extension or restructuring only for reasons relating to credit considerations specifically applicable to the loan involved;

                    (xii)  sell, exchange or otherwise dispose of
     any investment securities or loans held for sale in an amount in excess of $100,000;

                    (xiii)  purchase any security for its
     investment portfolio not rated "A" or higher by both
     Standard & Poor's Corporation or Moody's Investor Services,
     Inc.;

                    (xiv)  offer, issue any commitment for, or
     approve any loan or other credit facility, except in the ordinary course of business and at rates and on terms and conditions which are consistent with past practice;

                    (xv)  originate deposits, except in the
     ordinary course of business and at rates and on other terms and conditions which are consistent with past practice;

                    (xvi) make any loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any Colonial Affiliate or compromise, extend, renew (other than the renewal of a home equity line of credit which is secured by a first mortgage lien and which has a loan to value ratio of not more than 50%) or modify any such existing loan or commitment; provided, however, that Sovereign shall not unreasonably withhold its consent;

                    (xvii)  enter into, renew, extend or modify
     any other transaction with any Colonial Affiliate;

                    (xviii) enter into or assume any material contract or commitment, except in the ordinary course of business consistent with past practice;

                    (xix)  take any action which would adversely
     affect the ability of Sovereign or Colonial to obtain any regulatory approval required in order to consummate the transactions contemplated in this Agreement;

                    (xx)  make any capital expenditure of $10,000
     or more;

                    (xxi)  enter into any contract or commitment
     (other than in the ordinary course of extending credit to customers as part of its banking business) involving an unbudgeted expense of $10,000 or more or involving a material financial commitment which extends beyond six months from the date hereof;

                    (xxii)  elect or appoint any person to its
     Board of Directors who is not a director on the date of this Agreement; or

                    (xxiii)  agree to do any of the foregoing.

               (c)  Certain Affirmative Covenants.  Without
limitation of the covenants set forth in Section 4.01(a) above, from the date hereof to the date of the Closing, except as otherwise consented to or approved by Sovereign in writing or as permitted or required by this Agreement, Colonial will:

                    (i)  maintain all furniture, fixtures,
     equipment and improvements to real estate in good condition and repair, except for ordinary wear and tear and damage by unavoidable casualty;

                    (ii)  maintain all insurance policies in
     effect;

                    (iii)  perform all of its obligations under
     all material agreements, contracts and other commitments to which it is a party or by which it or any of its assets are bound;

                    (iv)  maintain its books of accounts and
     other records in the ordinary course consistent with past practice; and

                    (v)  comply with all statutes, laws,
     ordinances, rules and regulations applicable to it and/or to the conduct of its business.

          Section 4.02 Best Efforts. Colonial shall cooperate with Sovereign and shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate on its part in order to consummate the transactions contemplated by this Agreement.

          Section 4.03  Access and Confidentiality.

               (a) Access. From the date of this Agreement through the date of the Closing, Colonial shall afford to Sovereign and its authorized agents and representatives reasonable access during normal business hours to its properties, books and records and personnel and Colonial shall make available to Sovereign and its authorized agents and representatives all such financial and operating data and other information relating to Colonial and its business, properties, assets, liabilities and personnel as they may from time to time reasonably request.

               (b)  Confidentiality.  In the event of the
termination of this Agreement, Sovereign shall return or destroy (and deliver to Colonial an affidavit of destruction) all documents and records obtained by it from Colonial and will maintain the confidentiality of all information relating to Colonial obtained by it pursuant to this Agreement, except to the extent that such information becomes public through no fault of Sovereign and except to the extent that disclosure of any such information is legally required.

          Section 4.04 Subsequent Financial Statements and Regulatory Reports. Colonial shall promptly deliver to Sovereign all Colonial Financial Statements and all Colonial Regulatory Reports required to be prepared by it subsequent to the date of this Agreement. In addition, Colonial agrees to deliver to Sovereign all such other reports and other documents normally prepared by Colonial which relate to its assets, liabilities or otherwise to the conduct of its business as Sovereign may from time to time reasonably request.

          Section 4.05  Update of Schedule I and Notice.

               (a)  Update of Schedule I.  Colonial shall update
Schedule I as promptly as possible after the occurrence of any event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed on
Schedule I. The delivery of any update to Schedule I by Colonial shall not relieve Colonial from liability for any breach or violation of this Agreement.

               (b) Notice. Without limitation of the foregoing, Colonial shall promptly notify Sovereign in writing of any action, claim, investigation or other development which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Sovereign to assure the accuracy of the representations and warranties set forth in this Agreement or which otherwise materially affects the assets, liabilities, business, financial condition or results of operation of Colonial or its ability to perform its obligations under this Agreement.

          Section 4.06  Consents.  Colonial shall obtain in
writing all such consents, waivers and other documents contemplated under Section 2.14(b) from third parties that may be required in order to consummate the transactions contemplated in this Agreement.

          Section 4.07  Deleted.

          Section 4.08 Regulatory Applications. Colonial shall, with the cooperation and assistance of Sovereign, promptly prepare and file with the NJDOB, with the FDIC and with all other relevant regulatory authorities all notices and applications necessary in order to secure (and use its best efforts to secure as promptly as possible) all regulatory approvals and consents required to be obtained or filed by it in order to consummate the transactions contemplated in this Agreement. All such notices and applications shall be subject to review by and the approval of Sovereign prior to filing, which approval shall not be unreasonably withheld or delayed.

          Section 4.09 Shareholder Approval. Colonial agrees to hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable in order to obtain shareholder approval of the Merger. Colonial agrees to cause its Board of Directors to recommend to the shareholders that the Merger be approved. Colonial further agrees to prepare and distribute to its shareholders a proxy statement (the "Proxy Statement") in connection with the Special Meeting in accordance with all applicable laws and regulations, which proxy statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which made, not misleading.

          Section 4.10 Fairness of Opinion. Colonial shall use its reasonable best efforts to obtain a written opinion from Ryan Beck & Co. (or, in the event that Ryan Beck & Co. is for any reason unable or unwilling to deliver the required opinion, from another reputable investment banking firm engaged on terms and conditions reasonably satisfactory to Sovereign) as to the fairness of the Merger to the shareholders of Colonial from a financial point of view, which opinion shall be dated a date not more than ten (10) business days and not less than five
(5) business days prior to the date of mailing of the Proxy Statement and shall be included in the Proxy Statement.

          Section 4.11 Reserves and Accruals. Immediately prior to the Closing, Colonial shall establish such additional accruals and reserves as Sovereign may request in order to conform Colonial's accounting reserve practices and methods (including credit loss practices and methods) to those of Sovereign and its subsidiaries and otherwise to reflect the expenses and costs incurred by Colonial in connection with the consummation of this Agreement.

          Section 4.12 Financial Statement Review. If requested to do so by Sovereign, Colonial shall at Sovereign's expense cause KPMG Peat Marwick to perform a review of Colonial's unaudited financial statements as of the end of a calendar quarter designated by Sovereign in accordance with Statement of Auditing Standards No. 36 and to issue their report hereon as soon as practicable thereafter.

          Section 4.13 No Other Bids. Colonial shall not, nor shall it permit any officer, director, or employee of Colonial, or any investment banker, attorney, accountant or other representative retained by Colonial to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than Sovereign concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of Colonial, or any assets or business of Colonial (except that Colonial's officers may respond to inquiries from regulatory authorities and holders of Colonial Common Stock in the ordinary course of business). Colonial shall notify Sovereign immediately if any such discussions or negotiations are sought to be initiated with Colonial by any person other than Sovereign or if by such requests for information, inquiries, proposals or communications are received from any person other than Sovereign. Notwithstanding the foregoing, Colonial, after written notice to Sovereign, may respond to unsolicited inquiries from third parties and/or engage in discussions with third parties if, in each case Colonial shall have received a written opinion, from Independent Counsel, to be selected by Colonial and approved by Sovereign, to the effect that consummation of the Merger constitutes a clear breach or failure on the part of the Board of Directors of Colonial to perform the duties of their office, and that such breach constitutes actionable misconduct for which a majority of such directors are liable under New Jersey law. For purposes of this Agreement, the term "Independent Counsel" shall mean a law firm which is experienced in matters involving the fiduciary duties of directors and which has not within the preceding five years been engaged to represent Colonial or any director or officer of Colonial.

          Section 4.14   Park Avenue Real Estate.

               (a) Background. Sovereign acknowledges that Colonial has sought regulatory approval from the NJDOB for a transaction (the "Real Estate Transaction") under which it will cause the Colonial Subsidiary to purchase: (i) from Colonial the fee interest in the real estate located at 521 Park Avenue, Freehold, New Jersey, and (ii) from Directors Limited, a joint venture, the improvements thereon erected. Colonial has provided to Sovereign a true, complete and accurate copy of the regulatory application filed with the NJDOB in connection with the Real Estate Transaction and all correspondence relating thereto (the "Application"). The Application completely and accurately describes the terms of the Real Estate Transaction and includes true, complete and accurate copies of all agreements, loan commitments, appraisals and other documents and instruments (including all amendments thereto) relating to the Real Estate Transaction.

               (b) Consents and Approvals. Colonial shall not consummate the Real Estate Transaction: (i) without the prior written consent of Sovereign, (ii) without the written approval of the NJDOB, and (iii) except in strict compliance with the terms and conditions of the approval of the NJDOB. Sovereign agrees that it will consent to the Real Estate Transaction, provided that: (i) the Real Estate Transaction is approved by the NJDOB and such approval contains no terms or conditions which Sovereign reasonably determines in the exercise of its sole discretion to be burdensome or otherwise unacceptable, and
(ii) the financial and other terms of the Real Estate Transaction are not amended, waived or otherwise changed in any material respect from those set forth in the Application, and (iii) the agreements of sale, mortgage, mortgage note, title policy, lease and other documents pursuant to which the Real Estate Transaction is consummated are in form and substance usual, reasonable and customary for a transaction of that kind.

               (c) No Violation of Other Covenants. No action taken by Colonial for purposes of consummating the Real Estate Transaction in accordance with the terms of and as contemplated by this Section 4.14 shall constitute a breach of any covenant set forth in any other Section of this Article IV.

          Section 4.15  Miscellaneous.

               (a) Environmental Audit. Colonial agrees to permit Sovereign, at Sovereign's expense and if Sovereign elects to do so, to cause a Phase I and/or a Phase II environmental audit to be performed at any real property owned or occupied by Colonial (including other real estate owned) and at any property which serves as collateral for any loan held by Colonial. Sovereign agrees to deliver to Colonial a copy of any report it may receive in connection with any such environmental audit.

               (b) Board of Director Meetings. Colonial agrees that a representative of Sovereign shall be permitted to attend:
(i) all meetings of the Board of Directors of Colonial, (ii) all meetings of the executive committee of the Board of Directors of Colonial, and (iii) all senior management level meetings of Colonial involving policy matters or significant business decisions; provided, however, that Sovereign acknowledges that its representative will be asked to leave any meeting during any discussion of matters relating to this Agreement. Colonial agrees to provide Sovereign with at least 48 hour's advance written or oral notice of any such meeting, except that in the case of an emergency meeting, Colonial shall provide the same notice to Sovereign as it provides to its own directors and/or officers.

          Section 4.16 Colonial D&O Insurance. Colonial has advised Sovereign that it has the ability to purchase a six year policy of director and officer liability "tail" coverage insurance on terms and conditions previously disclosed to Sovereign at an aggregate cost which does not exceed $65,000. Colonial shall take all such steps as may be necessary or appropriate to purchase such policy of "tail" coverage insurance immediately before the Effective Date, provided that the cost of such policy does not exceed $65,000.

                            ARTICLE V

                     COVENANTS OF SOVEREIGN

          From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement in accordance with the terms of Section 7.01 below, Sovereign covenants and agrees to do the following:

          Section 5.01 Best Efforts. Sovereign shall cooperate with Colonial and shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate on its part in order to consummate the transactions contemplated in this Agreement.

          Section 5.02 Interim Banks. Sovereign shall promptly take all steps necessary or appropriate in order to organize Interim Bank and Interim Bank II and shall cause Interim Bank and Interim Bank II to take all actions which are necessary or appropriate in order to effectuate the purposes of this Agreement, including, without limitation, the Merger, the Charter Conversion and the Second Merger.

          Section 5.03 Regulatory Notices and Applications. Sovereign shall promptly prepare and file all required notices and applications required to be filed by it and by Interim Bank and Interim Bank II for regulatory approval of the transactions contemplated by this Agreement (which notices and applications Sovereign will endeavor to file not later than April 30, 1995) and shall use its reasonable best efforts to obtain such approvals as promptly as possible.

          Section 5.04  Management Following the Merger.

               (a) Board of Directors. The Board of Directors of Colonial following the Merger shall consist of: (i) those persons who are members of Colonial's Board of Directors immediately prior to the Merger, each of whom shall serve after the Merger at the pleasure of Sovereign and until his successor is elected and has qualified, and (ii) such additional persons as Sovereign in its discretion may cause to be elected or appointed to the Board of Directors. Notwithstanding the foregoing, Sovereign agrees that each of the persons identified below shall serve as a member of the Board of Directors of Colonial following the Effective Date for the period indicated below opposite his name, unless he resigns, dies or is removed from office for cause:

                                      Period of Service After
          Name of Director              the Effective Date

          Charles P. Kaempffer               3 Years
          Eli Kramer                         3 Years
          David I. Weiner                    3 Years
          Robert J. Belon                    2 Years
          Anthony R. Coppola                 2 Years
          Robert L. Coutts                   2 Years
          H. Daniel Harris                   1 Year
          Robert M. Kaye                     1 Year
          Charles R. Miller                  1 Year

Each person identified above shall be free to resign as a director at any time.

               (b) Laine Employment Contract and Amendment. Colonial has provided to Sovereign a true, complete and accurate copy of an Employment Contract dated November 16, 1993, including all amendments thereto (the "Employment Contract"), entered into by and between Colonial and Stephen S. Laine ("Laine") under the terms of which Colonial engaged Laine to serve as its President and Chief Executive Officer for a three year period expiring on November 15, 1996, subject, among other things, to the right of Colonial to terminate such employment at any time, with or without cause. Colonial has in all material respects performed all obligations required to be performed by it under the Employment Contract and is not in default in any material respect under the Employment Contract. Colonial has also provided to Sovereign a true, complete and accurate copy of an Agreement dated March 20, 1995, including all amendments thereto (the "Agreement"), entered into by and between Colonial and Laine which, among other things, becomes effective on the Effective Date and, upon becoming effective, supersedes the Employment Contract in its entirety. The execution and delivery of the Agreement and the consummation of the transactions contemplated therein have been authorized and unanimously approved by the Board of Directors of Colonial. The Agreement has been duly executed and delivered by Colonial and by Laine and constitutes a valid and binding obligation of Laine, enforceable against Laine in accordance with its terms.

          Section 5.05 Employees and Employee Benefits. It is Sovereign's present intention to retain substantially all of the officers and employees of Colonial following the Merger, with appropriate changes in title so as to be consistent with Sovereign's management and employee structure. It is Sovereign's present intention to provide to the employees of Colonial following the Merger the standard employee benefits package which Sovereign then makes available to its employees and to the employees of its subsidiaries. Employees of Colonial following the Merger shall be entitled to full credit for each year of service with Colonial for purposes of the eligibility and vesting provisions of Sovereign's employee benefit plans, but not for purposes of benefit accrual. Sovereign agrees that Colonial's existing severance policy (as reflected in the minutes of the November 17, 1994 meeting of the Board of Directors of Colonial) will be applicable to any Colonial employee whose employment is terminated (or who resigns because he is required to work at a location which is more than 20 miles from Freehold, New Jersey or because his annual salary or hourly rate of pay is reduced) within six months following the Merger, provided that such employee is otherwise entitled to receive benefits under that policy in accordance with its terms. Nothing herein shall be construed to limit in any way or prohibit the right of Sovereign following the Merger to cause Colonial to amend or terminate any Colonial employee benefit plan, except that Sovereign agrees that it will honor Colonial's existing severance policy as and to the extent contemplated in the fourth sentence of this Section.

                           ARTICLE VI

                      CONDITIONS PRECEDENT

          Section 6.01 Conditions to Colonial's Obligations under this Agreement. The obligations of Colonial hereunder shall be subject to satisfaction at or prior to the Closing of each of the following conditions, unless waived by Colonial pursuant to Section 8.03 hereof:

               (a) Corporate Proceedings. All actions required to be taken by, or on the part of, Sovereign and Interim Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, shall have been duly and validly taken and Colonial shall have received certified copies of the resolutions evidencing such authorizations;

               (b)  Covenants and Representations.  The
obligations of Sovereign required by this Agreement to be performed by Sovereign at or prior to the Closing shall have been duly performed and complied with in all material respects and the representations and warranties of Sovereign set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, except: (i) as to any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the assets, liabilities, business, financial condition or results of operations of Sovereign and its subsidiaries taken as a whole;

               (c) Approvals of Regulatory Authorities. The approval or authorization of each federal and state regulatory authority required in connection with the transactions contemplated hereby, including without limitation the approval of the OTS and the NJDOB, shall have been obtained, and all notice and waiting periods required thereunder shall have expired or been terminated;

               (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

               (e)  No Material Adverse Change.  Since
December 31, 1994, there shall not have occurred any material adverse change in the consolidated assets, consolidated financial condition or consolidated results of operations of Sovereign and its subsidiaries taken as a whole;

               (f) Officer's Certificate. Sovereign shall have delivered to Colonial a certificate, dated the date of the Closing and signed, without personal liability, by its president or by a vice president, to the effect that the conditions set forth in Subsections (a) through (e) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

               (g) Opinion of Sovereign's Counsel. Colonial shall have received an opinion of Stevens & Lee, counsel to Sovereign, dated the date of the Closing, in form and substance reasonably satisfactory to Colonial and its counsel to the effect set forth on Exhibit B attached hereto; and

               (h) Approval of Colonial's Shareholders. This Agreement (including the Plan of Merger) shall have been approved by the shareholders of Colonial by such vote as is required under New Jersey law and by Colonial's Articles of Incorporation and bylaws.

          Section 6.02 Conditions to Sovereign's Obligations under this Agreement. The obligations of Sovereign hereunder shall be subject to satisfaction at or prior to the Closing of each of the following conditions, unless waived by Sovereign pursuant to Section 8.01 hereof:

               (a) Corporate Proceedings. All action required to be taken by, or on the part of, Colonial to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Colonial and Sovereign shall have received certified copies of the resolutions evidencing such authorizations;

               (b) Covenants; Representations. The obligations of Colonial required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects and the representations and warranties of Colonial set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, except: (i) as to any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the assets, liabilities, business, financial condition or results of operations of Colonial.

               (c) Approvals of Regulatory Authorities. The approval or authorization of each federal and state regulatory authority required in connection with the transactions contemplated hereby, including without limitation the approvals of the OTS and the NJDOB, shall have been obtained without the imposition of any term or condition that Sovereign determines in good faith and in the exercise of its reasonable discretion to be unacceptable, and all notice and waiting periods required thereunder shall have expired or been terminated;

               (d) No Litigation. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no material suit, action, or other proceeding threatened or pending before any court or governmental agency seeking monetary damages or other relief against Colonial in connection with this Agreement or otherwise;

               (e)  No Material Adverse Change.  Since
December 31, 1994, there shall not have occurred any material adverse change in the assets, liabilities, business, financial condition or results of operations of Colonial (For purposes of this Subsection (e), no "material adverse change" shall be deemed to have occurred solely by reason of any increase by Colonial in its allowance for loan losses, to the extent that such increase is effected at the request of Sovereign pursuant to Section 4.11 of this Agreement.);

               (f) Approval of Colonial's Shareholders. This Agreement (including the Plan of Merger) shall have been approved by the shareholders of Colonial by such vote as is required under New Jersey law and by Colonial's Articles of Incorporation and bylaws;

               (g) Officer's Certificate. Colonial shall have delivered to Sovereign a certificate, dated the date of the Closing and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in Subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

               (h)  Interim Bank II, Charter Conversion and
Second Merger. Interim Bank II shall have been duly organized, all regulatory approvals shall have been obtained, and all other actions shall have been taken which are required in order to effect the Charter Conversion and the Second Merger immediately following the Merger.


               (i) Tax Opinion. Sovereign shall have received an opinion of Stevens & Lee, counsel to Sovereign, substantially to the effect set forth on Exhibit C attached hereto;

               (j) Opinion of Colonial's Counsel. Sovereign shall have received an opinion of counsel to Colonial dated the date of the Closing in form and substance reasonably satisfactory to Sovereign and its counsel to the effect set forth on Exhibit D attached hereto;

               (k) Comfort Letter. If requested by Sovereign, Sovereign shall have received, at Sovereign's expense, a "comfort" letter from KPMG Peat Marwick dated shortly prior to the Effective Date, covering such matters as are usual and customary for transactions of the type contemplated by this Agreement, which letter shall be reasonably satisfactory in form and substance to Sovereign;

               (l) Dissenters' Rights. The holders of fewer than 26,945 shares of Colonial Common Stock shall have timely served written notice of dissent upon Colonial.

                           ARTICLE VII

                           TERMINATION

          Section 7.01  Termination.  This Agreement may be
terminated on or at any time prior to the Closing, as follows:

               (a)  Mutual Consent.  This Agreement may be
terminated at any time by the mutual written consent of the parties hereto.

               (b)  Unilateral Action by Sovereign.  This
Agreement may be terminated unilaterally by Sovereign upon written notice given to Colonial:

                    (i)  Material Breach.  At any time if there
     shall have been any material breach of this Agreement by Colonial and such breach cannot be, or shall not have been, remedied within 30 days after receipt by Colonial of notice in writing specifying the nature of such breach and requesting that it be remedied;

                    (ii)  Environmental Matters.  At any time
     prior to the expiration of 60 days after the date of this Agreement if Sovereign reasonably determines in its sole discretion that the results of any environmental audit(s) performed by it pursuant to Section 4.15(a) above reflect so adversely upon the assets, liabilities, business, financial condition or results of operations of Colonial that Sovereign concludes that it would be inadvisable for Sovereign to consummate this Agreement;

                    (iii) Adverse Determination. At any time if Sovereign reasonably determines in its sole discretion that any change or development in state or federal law or regulatory policy (including, without limitation, any change in law or policy which would: (i) reduce or eliminate the anticipated disparity between the deposit insurance premium required to be paid to the Bank Insurance Fund of the FDIC and the premium required to be paid to the Savings Association Insurance Fund of the FDIC, or (ii) restrict or eliminate the ability of one bank to act as agent for another bank in accepting customer deposits when such banks are affiliated by reason of common ownership by a single holding company) so adversely affects the legal, regulatory, business and/or financial assumptions underlying the transactions contemplated by this Agreement that Sovereign concludes that it would be inadvisable for Sovereign to consummate this Agreement;

                    (iv) Regulatory Disapproval. At any time if either party has been informed in writing by a regulatory authority whose approval or consent is required that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of Sovereign to perform or observe its agreements set forth herein required to be performed or observed by it on or before the Closing; or

                    (v)  Failure to Close.  At any time if the
     Closing shall not have occurred prior to November 15, 1995, unless the failure of such occurrence shall be due to the failure of Sovereign to perform or observe its agreements set forth in this Agreement required to be performed or observed by it on or before the Closing.

               (c)  Unilateral Action by Colonial.  This
Agreement may be terminated unilaterally by Colonial upon written notice given to Sovereign:

                    (i)  Material Breach.  At any time if there
     shall have been any material breach of this Agreement by Sovereign and such breach cannot be, or shall not have been, remedied within 30 days after receipt by Sovereign of notice in writing specifying the nature of such breach and requesting that it be remedied;

                    (ii) Regulatory Disapproval. At any time if either party has been informed in writing by a regulatory authority whose approval or consent is required that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of Colonial to perform or observe its agreements set forth herein required to be performed or observed by it on or before the Closing; or

                    (iii)  Failure to Close.  At any time if the
     Closing shall not have occurred prior to November 15, 1995, unless the failure of such occurrence shall be due to the failure of Colonial to perform or observe its agreements set forth in this Agreement required to be performed or observed by it on or before the Closing.

          Section 7.02  Effect of Termination.

               (a) General. If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 4.03(b), Section 7.02(b),
Section 7.02(c), and Section 8.01 hereof, each of which shall remain in full force and effect), and there shall be no further liability on the part of Sovereign or Colonial to the other, except for any liability of Sovereign or Colonial under
Section 4.03(b), Section 7.02(b), Section 7.02(c) and
Section 8.01 hereof and except for any liability arising out of a breach of any covenant or other agreement contained in this Agreement.

               (b) Colonial Fee. If, within 18 months following the date of termination of this Agreement by Sovereign pursuant to Section 7.01(b)(i) on account of an unremedied material breach by Colonial, a Person other than Sovereign or a subsidiary of Sovereign, enters into a letter of intent or agreement with Colonial pursuant to which such Person would: (i) merge or consolidate, or enter into any similar transaction, with Colonial, (ii) acquire all or substantially all of the assets of Colonial, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Colonial Common Stock, and at such time, for any reason, Sovereign is prohibited by a court or any government authority from exercising the Sovereign Option or causing Colonial to repurchase the Sovereign Option or Sovereign in its sole discretion reasonably determines that it is otherwise unable to exercise the Sovereign Option or cause Colonial to repurchase the Sovereign Option, then Colonial shall immediately pay to Sovereign a fee of $500,000, which fee shall constitute reimbursement to Sovereign for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 7.02(b) shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which Sovereign may possess against Colonial relating to any breach by Colonial of its obligations under this Agreement or under the Sovereign Option Agreement or against any other Person relating to this Agreement or to the Sovereign Option Agreement, or relating to Sovereign's relationship with Colonial or for any act or omission of any such Person, including any tortious interference with this Agreement or with the Sovereign Option Agreement or for otherwise wrongfully inducing or causing any breach of any such agreement.

               (c)  Sovereign Fees.

                    (i)  Breach by Sovereign.  If this Agreement
     is terminated by Colonial pursuant to Section 7.01(c)(i) on account of an unremedied material breach by Sovereign, then Sovereign shall immediately pay to Colonial a fee of $500,000, which fee shall constitute reimbursement to Colonial for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this
     Section 7.02(c)(i) shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which Colonial may possess against Sovereign relating to any breach by Sovereign of its obligations under this Agreement.

                    (ii) Adverse Determination by Sovereign. If this Agreement is terminated by Sovereign pursuant to
     Section 7.01(b)(iii), then Sovereign shall immediately pay to Colonial a fee of $500,000. Upon payment of such fee, Sovereign shall have no further obligations or liabilities of any kind whatsoever to Colonial relating to this Agreement or the transactions contemplated hereby, except for any liability of Sovereign under Section 4.03(b) and
     Section 8.01 hereof, and Colonial hereby covenants not to sue Sovereign or any Person which is an affiliate of Sovereign for any cause of action or claim of any kind whatsoever relating to this Agreement or the transactions contemplated hereby, whether such cause of action or claim is at law or in equity and whether it involves an alleged breach of contract, tort or otherwise.

                          ARTICLE VIII

                          MISCELLANEOUS

          Section 8.01 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, except as provided in Section 4.12 and except that Sovereign shall pay:
(i) one-half of the cost of printing and mailing the Proxy Statement, up to $2,000, and (ii) the additional regulatory application filing fees and legal and accounting fees, if any, reasonably incurred by Colonial by reason of or relating to the Charter Conversion and/or the Second Merger.

          Section 8.02  Non-Survival of Representations and
Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Effective Date.

          Section 8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Effective Date, the parties may: (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of either party hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 8.04 Public Announcements. The parties shall agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, and upon the form and substance of other public disclosures related thereto, including without limitation communications to Colonial shareholders, Colonial internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary.

          Section 8.05 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities of any kind and no such person (including, without limitation, any officer, director, employee or shareholder of Colonial) shall have any right to initiate or maintain any suit or other action for any breach or alleged breach of this Agreement or to enforce any provision set forth herein.

          Section 8.06 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

          Section 8.07  Notices.  All notices or other
communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

               (a)  If to Sovereign, to:

                         Sovereign Bancorp, Inc.
                         1130 Berkshire Boulevard
                         P.O. Box 37
                         Reading, Pennsylvania  19603

                         Attention:  Richard A. Elko, Corporate
                                     Controller and Development
                                     Officer

                         Telecopy No.:  (610) 320-8448

                    with a copy to:

                         Stevens & Lee
                         607 Washington Street
                         Reading, Pennsylvania  19601

                         Attention:  Joseph M. Harenza, Esquire
                                             and
                                     Clinton W. Kemp, Esquire

                         Telecopy No.:  (610) 376-5610

               (b)  If to Colonial to:

                         Colonial State Bank
                         521 Park Avenue
                         Freehold, New Jersey  07728

                         Attention:  Eli Kramer,
                                     Chairman of the Board

                         Telecopy No.:  (908) 780-4948

                    with a copy to:

                         Wilentz, Goldman & Spitzer
                         90 Woodbridge Center Drive
                         Woodbridge, New Jersey  07095

                         Attention:  Norman Peer, Esquire

                         Telecopy No.:  (908) 855-6117

          Section 8.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

          Section 8.09  Counterparts.  This Agreement may be
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 8.10  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          Section 8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (without reference to its law of conflicts of law) of the Commonwealth of Pennsylvania, except to the extent that matters relating to the Merger may be governed by the laws of the United States of America or, in the absence of controlling federal law, by the domestic internal law (without reference to its law of conflicts of law) of the State of New Jersey.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              SOVEREIGN BANCORP, INC.

(CORPORATE SEAL)              By: /s/ Jay S. Sidhu
                                        Jay S. Sidhu,
                                        President

                              Attest:/s/ Lawrence M. Thompson, Jr.
                                     Lawrence M. Thompson, Jr.,
                                        Secretary


                              COLONIAL STATE BANK

(CORPORATE SEAL)              By: /s/ Eli Kramer
                                        Eli Kramer,
                                        Chairman of the Board

                              Attest: /s/ Robert S. Vuono
                                        Robert S. Vuono,
                                        Secretary


Exhibits

Exhibit A - Plan of Merger
Exhibit B - Form of Opinion of Sovereign's Counsel
Exhibit C - Form of Tax Opinion
Exhibit D - Form of Opinion of Colonial's Counsel
Exhibit E - Form of Affiliate Letter Agreement

Schedule I

                            EXHIBIT A

                         PLAN OF MERGER

                     SOVEREIGN INTERIM BANK

                          With and Into

                       COLONIAL STATE BANK


          The following is the Plan of Merger adopted pursuant to the terms of an Agreement and Plan of Merger (the "Agreement") dated as of March 23, 1995 by and between Sovereign Bancorp, Inc. and Colonial State Bank, under the terms of which, among other things: (i) Sovereign Interim Bank will be merged with and into Colonial State Bank, (ii) Colonial State Bank will survive the merger as a wholly-owned subsidiary of Sovereign Bancorp, Inc., and (iii) each outstanding share of the $5.00 par value common stock of Colonial State Bank (the "Colonial Common Stock"), other than shares of such stock, if any, held by Sovereign Bancorp, Inc. or by shareholders who duly elect to exercise and perfect dissenters' rights, will be converted into the right to receive $11.60 in cash from Sovereign Bancorp, Inc.

                            ARTICLE I
                 PARTIES AND LOCATION OF OFFICES

          The parties to this Plan of Merger are Sovereign
Interim Bank and Colonial State Bank. The location of the principal office and each branch office of Sovereign Interim Bank and Colonial State Bank are as follows:

Sovereign Interim Bank             Colonial State Bank
521 Park Avenue                    521 Park Avenue
Freehold, New Jersey 07728         Freehold, New Jersey  07728

                           ARTICLE II
                             MERGER

          Subject to the terms and conditions of the Agreement and this Plan of Merger, and in accordance with the applicable laws and regulations of the United States of America and the State of New Jersey, Sovereign Interim Bank shall, on the Effective Date (as defined in Article IX of this Plan of Merger) merge with and into Colonial State Bank, whereupon the separate existence of Sovereign Interim Bank shall cease and Colonial State Bank shall be the surviving institution. The foregoing merger is sometimes hereinafter referred to as the "Merger" and Colonial State Bank is sometimes hereinafter referred to as the "Surviving Bank".

                           ARTICLE III
                              NAME

          The name of the Surviving Bank shall be Colonial State
Bank.

                           ARTICLE IV
             CERTIFICATE OF INCORPORATION AND BYLAWS

          As of the Effective Date, the Certificate of Incorporation and the bylaws of the Surviving Bank shall be the Certificate of Incorporation and bylaws of Colonial State Bank as then in effect.

                            ARTICLE V
                 BOARD OF DIRECTORS AND OFFICERS

          Section 5.1 Board of Directors. As of the Effective Date, the directors of the Surviving Bank shall be: (i) certain directors of Colonial State Bank duly elected and then in office, and (ii) _____ additional persons, each of whom shall serve at the pleasure of Sovereign Bancorp, Inc. and until such time as his successor is elected and has qualified and each of whom is identified below:

               Robert J. Belon          Robert M. Kaye
               Anthony R. Coppola       Eli Kramer
               Robert L. Coutts         Charles R. Miller
               H. Daniel Harris         David I. Weiner
               Charles P. Kaempffer     ____________________
               ____________________     ____________________
               ____________________     ____________________
               ____________________     ____________________
               ____________________     ____________________

          Section 5.2 Officers. On and after the Effective Date, the officers of the Surviving Institution shall be the officers of Colonial State Bank duly elected and then in office (each of whom is identified below), together with such other officers as may be subsequently elected or appointed, each of whom shall serve at the pleasure of Sovereign Bancorp, Inc. and until such time as his successor is elected and has qualified:


Name of Officer          Office Held

Stephen S. Laine         President and Chief Executive Officer
Robert S. Vuono          Executive Vice President, Secretary and
                         Treasurer
Frederick M. Wells       Senior Vice President and Senior Loan
                         Officer
Michael J. Salerno       Senior Vice President and Mortgage
                         Officer


                           ARTICLE VI
               PRINCIPAL OFFICE AND BRANCH OFFICE

          As of the Effective Date, the principal office and the only branch office of the Surviving Bank shall be as follows:

                    521 Park Avenue
                    Freehold, New Jersey  07728

                           ARTICLE VII
                      CONVERSION OF SHARES

          Section 7.1 Stock of Sovereign Interim Bank. Each share of Sovereign Interim Bank common stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, such number of shares of the $5.00 par value common stock of Colonial State Bank as shall be equal to: (i) 538,911, divided by (ii) the number of shares of Sovereign Interim Bank common stock issued and outstanding immediately before the Effective Date. Immediately following the Merger, the authorized capital stock of Colonial State Bank shall consist of 2,550,000 shares of $5.00 par value common stock, of which 538,911 shares shall be issued and outstanding.
Immediately following the Merger, the surplus of Colonial State Bank shall be not less than $500,000.

          Section 7.2  Stock of Colonial State Bank.

               (a)  General.  Subject to the provisions of
Section 7.2(b) below relating to dissenting shares, each share of Colonial Common Stock issued and outstanding immediately before the Effective Date (other than shares, if any, then owned by Sovereign Bancorp, Inc. and shares, if any, held in the treasury of Colonial State Bank) shall, on the Effective Date, be converted into and become without any action on the part of the holder thereof, the right to receive $11.60 in cash from Sovereign Bancorp, Inc. Each share of Colonial Common Stock, if any, owned by Sovereign Bancorp, Inc. on the Effective Date and each share of Colonial Common Stock, if any, held in the treasury of Colonial on the Effective Date shall be cancelled and no cash or other consideration shall be delivered in exchange therefor.

               (b) Dissenting Shareholders of Colonial. Shares of Colonial Common Stock with respect to which dissenters' rights shall have been duly exercised and perfected: (i) shall not be converted into the right to receive cash from Sovereign Bancorp, Inc. pursuant to Section 7.2(a) above and the holders thereof shall be entitled only to such rights as are granted by law to dissenting shareholders, and (ii) shall be deemed to have been retired and cancelled immediately prior to the Merger.

          Section 7.3  Surrender and Exchange of Colonial Stock
Certificates.

               (a) Letter of Instruction. On or promptly after the Effective Date, Sovereign Bancorp, Inc. shall mail or cause to be mailed to each former shareholder of Colonial State Bank at his address as it appears on the records of Colonial State Bank a letter of instruction specifying the procedures to be followed in surrendering his Colonial Common Stock certificates.

               (b)  Surrender and Exchange Procedure.  As
promptly as possible after receipt of the foregoing letter of instruction, each former shareholder of Colonial State Bank shall surrender to Sovereign Bancorp, Inc. his Colonial Common Stock certificates and Sovereign Bancorp, Inc. shall upon such surrender mail to him in exchange therefore a check payable to the order of the registered holder of such shares in an amount equal to: (i) the number of shares surrendered, multiplied by
(ii) $11.60. Following the Effective Date and until surrender, each Colonial Common Stock certificate shall be deemed for all purposes to evidence solely the right to receive cash in exchange therefore pursuant to the Agreement and this Plan of Merger. Notwithstanding the foregoing, neither Sovereign Bancorp, Inc. nor any party to this Plan of Merger will be liable to any holder of Colonial Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

               (c) Closing of Stock Transfer Books. The stock transfer books of Colonial State Bank will be closed on and after the Effective Date and no further transfers of shares of Colonial
Common Stock will thereafter be made or recognized.

                          ARTICLE VIII
                      EFFECT OF THE MERGER

          Section 8.1 Separate Existence. On the Effective Date, the separate existence of Colonial State Bank shall cease and all of the property (real, personal and mixed), rights, powers, duties and obligations of Sovereign Interim Bank and Colonial State Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

          Section 8.2  Savings Accounts.  After the Effective
Date, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date.

                           ARTICLE IX
                         EFFECTIVE DATE

          The Merger shall be effective on the date on which all filings with government agencies as may be required under all applicable laws and regulations for the Merger to become effective are made and accepted by such agencies or, if later, on the date specified in such filings (the "Effective Date").

                            ARTICLE X
                      CONDITIONS PRECEDENT

          The obligations of Sovereign Bancorp, Inc., Sovereign Interim Bank and Colonial State Bank to effect the Merger shall be subject to the satisfaction, unless duly waived by the party entitled to the benefit thereof, of the conditions precedent set forth in the Agreement.

                           ARTICLE XI
                           TERMINATION

          This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms;
provided, however, that neither Sovereign Bancorp, Inc. nor any party hereto shall by reason of such termination be relieved from liability on account of a breach by it of any of the terms of this Plan of Merger or of the Agreement.

                           ARTICLE XII
                            AMENDMENT

          Subject to applicable law, this Plan of Merger may be amended at any time prior to consummation of the Merger, but only by means of an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                          ARTICLE XIII
                          MISCELLANEOUS

          Section 13.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

          Section 13.2  Notices.  Any notice or other
communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 8.07 of the Agreement.

          Section 13.3  Captions.  The headings of the several
Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

          Section 13.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

          Section 13.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the domestic internal law (without reference to its law of conflicts of law) of the Commonwealth of Pennsylvania, except to the extent that matters relating to the Merger may be governed by the laws of the United States of America or, in the absence of controlling federal law, by the domestic internal law (without reference to its law of conflicts of law) of the State of New Jersey.

          IN WITNESS WHEREOF, Sovereign Interim Bank and Colonial State Bank have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of this ________ day of ____________________,
1995.

                              SOVEREIGN INTERIM BANK, F.S.B.

                              By:________________________________
                                        Jay S. Sidhu,
                                        President
(CORPORATE SEAL)
                              Attest:____________________________
                                        Lawrence M. Thompson, Jr.
                                        Secretary


                              COLONIAL STATE BANK

                              By:________________________________
                                        Eli Kramer,
                                        Chairman of the Board

(CORPORATE SEAL)
                              Attest:____________________________
                                        Robert S. Vuono,
                                        Executive Vice President,
                                        Treasurer and Secretary

                            EXHIBIT B

             FORM OF OPINION OF COUNSEL TO SOVEREIGN


          Colonial shall have received from Stevens & Lee an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

          (1) Sovereign and Interim Bank have full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the completion of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Sovereign and Interim Bank, as the case may be, and the Agreement constitutes a valid and legally binding obligation of Sovereign, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Sovereign and Interim Bank with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the Articles of Incorporation or bylaws of Sovereign or the charter or bylaws of Interim Bank, or,
(B) based upon certificates of officers and without independent verification, to the actual knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Sovereign or Interim Bank is a party; or (ii) violate in any material respect any order, writ, injunction or decree actually known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to Sovereign or Interim Bank.

          (2) Interim Bank is a validly existing, nonoperating, federally-chartered savings bank organized and in good standing under the laws of the United States of America.

          (3) There is, to the actual knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Sovereign or any of its subsidiaries is a party which states a claim to restrain or prohibit the transactions contemplated by the Agreement.

          (4) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the completion by Sovereign or Interim Bank of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

          (5) Assuming the receipt by Colonial of all required regulatory approvals upon the filing and effectiveness of the Articles of Merger with the NJDOB in accordance with the Agreement, the merger of Interim Bank and Colonial contemplated by the Agreement will have been effected in compliance in all material respects with all applicable federal laws, rules and regulations.

                            EXHIBIT C

              FORM OF TAX OPINION OF STEVENS & LEE

          Sovereign shall have received an opinion of Stevens &
Lee dated as of the date of Closing and subject to customary exceptions and qualifications substantially to the effect that, under the provisions of the IRC:

          1. The formation of Interim and its merger with and into Colonial ("Merger #1") will be disregarded. The transaction will be treated as a sale by Colonial's stockholders of all of the outstanding Colonial Common Stock to Sovereign in exchange for cash.

          2.   Sovereign's purchase of all of the outstanding
               Colonial Common Stock will constitute a qualified stock purchase within the meaning of IRC Section
               338(d)(3).

          3. No gain or loss will be recognized by Sovereign, Interim, or Colonial as a result of Merger #1.

          4. Gain or loss, as determined under IRC Section 1001, will be recognized by each Colonial stockholder in an amount measured by the difference between: (i) the sum of the amount of cash received, and (ii) the adjusted basis (as determined under IRC Section 1011) in the Colonial Common Stock surrendered in exchange therefor.

          5. Provided that IRC Section 341 is not applicable and that the Colonial Common Stock is a capital asset in the hands of a Colonial stockholder, any gain or loss realized by such stockholder will be capital gain or loss, subject to the provisions and limitations of Chapter 1P of the IRC.

          6. The basis in the hands of Sovereign of the Colonial Common Stock acquired will, under IRC
               Section 1012, be equal to the sum of: (i) the cash paid to the Colonial stockholders, and
               (ii) the amount of any expenses of the transaction which are properly chargeable to a capital account.

          7. The merger of Colonial, as the surviving institution following Merger #1, with and into Second Interim Bank will qualify as a reorganization under IRC Section 368(a)(1).

                            EXHIBIT D

             FORM OF OPINION OF COUNSEL TO COLONIAL


          Sovereign shall have received from counsel to Colonial, an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

          (1) Colonial has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the completion of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Colonial, and the Agreement constitutes a valid and legally binding obligation of Colonial, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Colonial with any of the respective provisions thereof, will: (i) conflict with or result in a breach or default under (A) the Certificate of Incorporation or bylaws of Colonial, or (B) based on certificates of officers and without independent verification, to the actual knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Colonial is a party; or (ii) to the actual knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of Colonial, except such material lien, instrument or obligation that has been disclosed to Sovereign pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree actually known to such counsel, or any statute, rule or regulation applicable to Colonial.

          (2) Colonial is a validly existing New Jersey-chartered commercial bank organized and in good standing under the laws of the State of New Jersey. The deposits of Colonial are insured to the maximum extent provided by law by the Federal
Deposit Insurance Corporation.

          (3) There is, to the actual knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Colonial is a party which would, if determined adversely to Colonial, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of Colonial or which states a claim to restrain or prohibit the transactions contemplated by the Agreement.

          (4) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or of any third party, is required for the consummation of the Merger by Colonial, except for such consents, approvals, authorizations or orders as have been obtained.

          (5) Assuming the receipt by Interim of all required regulatory approvals, upon the filing and effectiveness of the Articles of Merger with the NJDOB in accordance with the Agreement, the merger of Interim Bank and Colonial contemplated by the Agreement will have been effected in compliance in all material respects with the Banking Act and all other applicable New Jersey laws, rules and regulations.

                            EXHIBIT E




                         March 23, 1995



Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

Ladies and Gentlemen:

     Sovereign Bancorp, Inc. ("Sovereign") and Colonial State Bank ("Colonial") desire to enter into an agreement (the "Agreement") pursuant to which and subject to the terms and conditions set forth therein: (a) Colonial will merge with a to-be-formed nonoperating phantom federal savings bank subsidiary of Sovereign, with Colonial surviving the merger, and
(b) shareholders of Colonial will receive cash in exchange for common stock of Colonial outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

     Sovereign has required, as a condition to its execution and delivery to Colonial of the Agreement, that the undersigned, being directors (or former directors) and/or executive officers of Colonial, execute and deliver to Sovereign this Letter
Agreement.

     Each of the undersigned, intending to be legally bound and in order to induce Sovereign to execute and deliver to Colonial the Agreement, for himself and not for any other person who signs this Letter Agreement, hereby irrevocably:

          (1) Agrees to be present (in person or by proxy) at all meetings of shareholders of Colonial called to vote for approval of the Merger so that all shares of common stock of Colonial then owned by him will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares: (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by Colonial's Board of Directors), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Colonial, provided, however, that these obligations shall terminate concurrently with any termination of the Agreement in accordance with its terms;

          (2) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Colonial, to approve or adopt the Agreement and the transactions contemplated thereby;

          (3) Agrees to use his reasonable best efforts to cause the Merger to be completed;

          (4) Agrees not to sell, transfer or otherwise dispose of any common stock of Colonial on or prior to the date of the meeting of Colonial shareholders to vote on the Merger;

          (5) Agrees not to solicit, initiate or, except as permitted by Section 4.13 of the Agreement, engage in any negotiations or discussions with any party other than Sovereign with respect to any offer, sale, transfer or other disposition of, any shares of common stock of Colonial now or hereafter owned by him or her, or to support any such offer, sale, transfer, or other disposition;

          (6) Waives the right to assert dissenters' rights under applicable law;

          (7) Agrees to disclose and to permit Sovereign and colonial to disclose that he has entered into this Letter Agreement and that he supports the Merger and recommends that shareholders of Colonial vote in favor of the Merger; and

          (8)  Represents that he has the capacity to enter into
this Letter Agreement and that it is a valid and binding
obligation enforceable against him in accordance with its terms.
                    ________________________

     This Letter Agreement may be executed in two or more
counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.
                    ________________________

     This Letter Agreement shall be effective upon execution by one or more persons listed below, and its validity and
enforceability shall not be affected by the lack of its execution by any person listed below.
                    ________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.
                    ________________________

     The undersigned intend to be legally bound hereby.

                              Sincerely,

                              __________________________________
                              Robert J. Belon


                              __________________________________
                              Anthony R. Coppola

                              __________________________________
                              Robert L. Couts

                              __________________________________
                              H. Daniel Harris

                              __________________________________
                              Charles P. Kaempffer

                              __________________________________
                              Robert M. Kaye

                              __________________________________
                              Eli Kramer

                              __________________________________
                              Stephen S. Laine

                              __________________________________
                              Charles R. Miller

                              __________________________________
                              Allan J. Sockol

                              __________________________________
                              Robert S. Vuono

                              __________________________________
                              David I. Weiner